Exhibit 99.1
SEPARATION AGREEMENT
AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is between The Female Health Company ("Company") and Susan Ostrowski ("Employee") effective February 6, 2016 (the "Date of Agreement").

RECITALS

A.   Employee's position with the Company is being eliminated.  As a result, Employee's employment with the Company will end on March 31, 2016 (the "Separation Date").

B.   The Company and Employee desire to effect a final resolution and settlement of all matters and issues relating directly or indirectly to Employee's employment with the Company and Employee's separation from that employment as of the Separation Date and have arrived at a compromise of all such matters in this Agreement.

AGREEMENTS

1.   Acknowledgment of Full Compensation Through Date of Agreement.  Employee acknowledges and agrees that with payment by the Company to Employee of $8,833.36 (gross), less tax withholding and all required deductions, on the next regularly scheduled payroll date after the Date of Agreement, an amount representing Employee's outstanding earned wages through the Date of Agreement, Employee will have received from the Company and its related entities all salary, fringe benefits (including without limitation by enumeration vacation pay, expense reimbursement, bonuses, and retirement plan contributions except as enumerated herein) and all other compensation and benefits owed by the Company to Employee through the Date of Agreement.

2.   Compensation from Date of Agreement Through Separation Date.  For services performed following the Date of Agreement through the Separation Date (the "Interim Period"), Employee shall continue to receive Employee's regular salary of $8,833.36 for each payroll date (twice a month during the Interim Period) (gross), less tax withholding and all required deductions.  Until the Separation Date, Employee shall remain eligible to participate in the Company's qualified retirement plan and other fringe benefits for which Employee is already enrolled and/or participating in accordance with the terms of the plan documents.  Employee acknowledges and agrees that, following the Separation Date, Employee shall not be entitled to any additional fringe benefits (including without limitation by enumeration paid time off, bonuses, expense reimbursement and profit sharing and/or retirement plan contributions calculated and contributed based on plan rules) from the Company arising out of Employee's employment, and that the Separation Date shall serve as a qualifying event for purposes of the Illinois Continuation Law ("ICL"), such that the Company shall provide Employee with notice of Employee's ICL rights effective the Separation Date.  On the next regularly scheduled payroll date after the Separation Date, the Company shall pay to Employee the amount of $29,354.04 (gross), less tax withholding and all required deductions, an amount representing 34 unused vacation days and 2 unused personal days as of the Separation Date.

3.   Duties During the Interim Period. The parties agree that during the Interim Period, Employee shall assist the Company in transitioning her job duties as the Executive Vice President of Sales and Marketing of the Company to anyone designated to perform such duties.  Employee acknowledges and agrees that, during the Interim Period, she shall maintain a positive and constructive attitude and demeanor and shall also use her best efforts to assist the Company and its related entities in making an orderly transition relative to her separation from employment.

4.   Consideration.

(a)   Conditioned upon (1) Employee's signing of this Agreement and Employee's return of the Agreement to the Company, (2) expiration of the seven day revocation period without revocation, and (3) Employee's properly executing and returning the attached acknowledgment form to the Company (Exhibit A) indicating Employee's decision not to revoke this Agreement, the Company shall pay Employee a total lump sum payment of $17,666.72 (gross), less tax withholding and all required deductions, an amount representing one (1) month of Employee's base salary, which shall be paid in a lump sum on the next regularly scheduled payroll date following Employee's satisfaction of the preconditions stated above in this paragraph 4(a).

(b)   Conditioned upon (1) Employee's signing of this Agreement and Employee's return of the Agreement to the Company, (2) expiration of the seven day revocation period without revocation, (3) Employee's properly executing and returning the attached acknowledgement form to the Company (Exhibit A) indicating the Employee's decision not to revoke this Agreement, and (4) within one (1) calendar day after the Separation Date, the Employee's properly executing and returning to the Company the Release and Waiver of Interim Claims Form (Exhibit B), the Company shall:

(i)   pay Employee a separation payment in an amount equal to her base salary for a period of five (5) months, which is equal to $88,333.60 (gross) in total, less tax withholding and all required deductions, which amount shall be paid in ten (10) equal installments on each of the ten (10) next regularly scheduled payroll dates commencing on the next regularly scheduled payroll date after April 30, 2016 following Employee's satisfaction of the preconditions stated in paragraph 4(b) above (the "Separation Payment").  Employee acknowledges and agrees that her receipt of the Separation Payment is conditioned upon her continued compliance with the obligations contained in paragraphs 11, 12, and 13 of this Agreement.  Employee acknowledges and agrees that, upon breach of paragraph 11, 12, or 13 of this Agreement, Employee shall forfeit the Separation Payment except for an amount equal to her base salary for a period of two (2) weeks, which is equal to $8,153.88 (gross) in total, less tax withholding and all required deductions.  Employee further acknowledges and agrees that, upon Employee's breach of paragraph 11, 12, or 13 of this Agreement, the Company shall be entitled to stop payment of the Separation Payment and no further payments shall be due to Employee.

(ii)   permit Employee to retain 12,000 shares of restricted stock held by Employee which are scheduled to vest on July 10, 2016 (the "Vesting Date") without any forfeiture as of the Separation Date, which shares will become vested on the Vesting Date despite her no longer being employed following the Separation Date.  The restrictions on transfer of such stock shall remain in place until the Vesting Date.

(iii)   to the extent permitted by law, pay Employee's premiums for medical, vision and dental coverage for the time period of March 31, 2016 through September 30, 2016 (the "Coverage Period"), if Employee timely elects Illinois Continuation Law ("ICL") coverage following the Separation Date.  If Employee desires to continue ICL coverage after the Coverage Period ends, Employee will be solely responsible for timely paying the entire portion of Employee's ICL premiums to the Company on or before the first day of each month of coverage.  If Employee becomes covered under another group medical, vision and/or dental insurance policy during the Coverage Period, the Company's obligation to continue Employee's ICL premium payments will immediately cease.

Employee has an affirmative obligation to immediately notify the Company if Employee becomes covered under another group medical, vision and/or dental insurance policy during the Coverage Period.  If Employee fails to timely notify the Company of Employee's new group medical, vision and/or dental insurance coverage, Employee will be responsible for reimbursing the Company for any ICL premiums the Company paid that it would not have otherwise had to pay, but for Employee's failure to timely notify the Company.  If Employee elects not to utilize any portion of this ICL premium payment option, Employee will not be entitled to the value of the ICL premium payments not utilized by Employee.  The Company will timely provide Employee with the necessary forms to make an ICL continuation election, if Employee so desires.

The consideration specified in this paragraph 4 shall not be deemed "compensation" for purposes of the Company's qualified profit sharing and retirement plan or other benefit programs, and payment of this amount does not entitle Employee to any profit sharing and/or retirement plan contributions by the Company for Employee's benefit or account.  The consideration specified in this paragraph 4 is not consideration to which Employee is otherwise entitled, and constitutes additional consideration for Employee's obligations under this Agreement, including release and waiver of potential claims identified in paragraph 7 below, including without limitation a potential claim for age discrimination under the Age Discrimination in Employment Act, and the Employee's agreement to paragraphs 11, 12, and 13 of this Agreement.

5.   Bonus.  Employee acknowledges and agrees that she will not be entitled to receive payment of any bonus under the Company's annual performance award program for performance in fiscal 2016 or any other period.

6.   Non-Admission of Liability.  Neither this Agreement nor any action taken by the Company pursuant to it shall in any way be construed as an admission by the Company of any liability, wrongdoing, or violation of law, regulation, contract or policy regarding any of the Company's decisions and actions regarding the employment or separation from employment of Employee.

7.   Release and Waiver of Claims.

(a)   Release of Claims Through the Date of Agreement.  For valuable consideration from the Company as stated above, Employee, for Employee and Employee's heirs, personal representatives, successors and assigns, hereby releases all claims of whatever nature that Employee may have against the Company, its affiliates, subsidiaries, predecessors, successors and assigns and its and their present, former or later insurers, agents, representatives, officers, administrators, directors, shareholders and employees (collectively "Releasees"), which arise out of or are in any manner based upon or related to the employment relationship between Employee and the Company, and the end of that relationship, and from all other claims or liabilities of any nature whatsoever which have arisen from any occurrence, transaction, omission or communication which transpired or occurred at any time before or on the date of this Agreement; provided, however, that this Agreement will not prevent any party from asserting a claim against the other party for breach of this Agreement.

Without limitation to the foregoing, Employee specifically releases, waives and forever discharges the Releasees from and against all liabilities, claims, actions, demands, damages and costs of every nature, whether known or unknown, asserted or unasserted, which arise under the Illinois Human Rights Act; Illinois law regarding retaliation/discrimination for filing a worker's compensation claim; Illinois Equal Pay Act; Illinois School Visitation Rights Act; Illinois AIDS Confidentiality Act; Illinois Right to Privacy in the Workplace Act; Illinois Genetic Information Privacy Act; Illinois Wage Payment and Collection Act; Illinois Minimum Wage Law; Illinois One Day Rest in Seven Act; Illinois Health and Safety Act; the Illinois Constitution; Illinois Whistleblower Act; Illinois Victims' Economic Safety and Security Act; Illinois Worker Adjustment and Retraining Notification Act; Illinois Criminal Identification Act; Cook County Human Rights Ordinance; and other local, Illinois or federal discrimination-related, employment-related, labor-related, bias-related or equal rights-related laws, statutes, regulations, orders or ordinances; Title VII of the Civil Rights Act of 1964, as amended; Section 1981 of the Civil Rights Act of 1866 (42 U.S.C. § 1981); the Americans With Disabilities Act, as amended; the Equal Pay Act; the Genetic Information Nondiscrimination Act; the Age Discrimination in Employment Act (29 U.S.C. § 621 et seq.); the Employee Retirement Income Security Act of 1974; the National Labor Relations Act; state or federal parental, family and medical leave acts; the Uniformed Services Employment and Reemployment Rights Act (USERRA), or any other local, state, or federal military and/or veterans rights act, or any other claim based on veteran status; or arising under any other local, state or federal statute, ordinance, regulation or order, or which involve a claim or action for wrongful discharge, breach of contract (express or implied) and/or any other tort or common law cause of action (collectively, the "Released Causes of Action").

(b)   Release of Claims During the Interim Period.  In consideration for the benefits described in paragraph 4(b) of this Agreement, Employee agrees to execute, within one (1) calendar day after the Separation Date, in the form provided at Exhibit B (incorporated herein by reference), a further release and waiver of all claims for the period beginning with the Date of Agreement through and including the Separation Date.  In particular, Employee, for Employee and Employee's heirs, personal representatives, successors and assigns, will thereby agree to release all claims of whatever nature that Employee may have against the Releasees, including without limitation those which Employee may have on account of or arising out of the employment relationship between Employee and the Company during the Interim Period and the end of the employment relationship, and from all other claims or liabilities of any nature whatsoever which have arisen from any occurrence, transaction, omission or communication which transpired or occurred at any time before or on the Separation Date; provided, however, that this Agreement will not prevent any party from asserting a claim against the other party for breach of this Agreement.  Without limitation to the foregoing, Employee will thereby specifically release, waive and forever discharge the Releasees, during the period just described, from and against all liabilities, claims, actions, demands, damages and costs of every nature, whether known or unknown, asserted or unasserted, which arise under the Released Causes of Action.  This release and waiver of interim claims does not affect those rights or claims that arise after the Separation Date.  Nor does this waiver and release affect those rights or claims that cannot be waived by law.

8.   No Limitation of Rights.  The waiver and release in paragraph 7 does not affect those rights or claims that arise after the execution of this Agreement, except to the extent that Employee properly executes and returns to the Company Exhibit B.  Nor does the waiver and release affect those rights or claims that cannot be waived by law.  While nothing contained in this Agreement shall be interpreted to prevent the United States Equal Employment Opportunity Commission ("EEOC") from investigating and pursuing any matter which it deems appropriate, Employee understands and agrees that, by signing this Agreement, Employee is waiving any and all rights Employee may have to reinstatement, damages, remedies, costs, attorney's fees or other relief as to any claims Employee has released and any rights Employee has waived as a result of Employee's execution of this Agreement.  Nothing contained in this Agreement is intended to limit Employee's right or ability to file a charge of discrimination with the EEOC.  The EEOC has the authority to carry out its statutory duties by investigating the charge, issuing a determination, filing a lawsuit in court in its own name, or taking any other action authorized under law.  Employee retains the right to testify, assist or participate in any such action.  Employee retains the right to communicate with the EEOC and such communication can be initiated by Employee or in response to the government and is not limited by the non-disparagement obligations contained in paragraph 15 of this Agreement.

9.   No Reinstatement, Reemployment or Rehire.  Employee expressly declines reinstatement, reemployment or rehire by the Company and waives all rights to claim such relief.  If Employee should apply for employment with the Company or with any of its related entities in the future, Employee agrees that Employee has no entitlement to such employment and may be denied employment on the basis of this Agreement.

10.   No Pending Matters.  Employee warrants and represents that Employee has not filed any pending complaint, charge, claim or grievance concerning Employee's compensation, separation from employment or terms and conditions of employment against the Company with any local, state or federal agency, court or commission, and that if any agency, commission or court assumes jurisdiction of any such complaint or charge on behalf of Employee, Employee will immediately request that agency, commission, or court to dismiss such proceeding.

11.   Noncompetition.  Employee agrees as follows:

(a)   Commencing on the Separation Date and during the period ending on September 30, 2016, Employee will not:

(i)   directly or indirectly, in any capacity, perform duties and responsibilities for, participate in, provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise which is a Direct Competitor (as defined below); provided, however, that the ownership of less than 1% of the stock of a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may be a Direct Competitor, shall not be prohibited by this paragraph 11(a);

(ii)   directly or indirectly, in any capacity, contact, solicit or service any Active Customer (as defined below) for the purpose of providing or selling female condoms to such Active Customer during the Measurement Period (as defined below); or

(iii)   directly or indirectly, in any capacity, request or advise any Active Customer (as defined below), or suppliers or vendors of Company or any of its related entities who currently have, or have had, business relationships with Company or any of its related entities during the Measurement Period (as defined below), to withdraw, curtail or cancel any of their business or relations with Company or any of its related entities.

(b)   Commencing on the Separation Date and during the period ending on first anniversary of the Separation Date, Employee will not directly or indirectly, in any capacity, induce or attempt to induce any employee of Company or any of its related entities to terminate his or her relationships or breach any of his or her agreements with Company or any of its related entities.  Nothing in this Agreement shall otherwise prohibit Employee's future employer from hiring employees of Company or any of its related entities without Employee's direct or indirect involvement.

(c)   Definitions.

(i)   "Active Customer" shall mean any customer of Company or any of its related entities during the Measurement Period.

(ii)   "Measurement Period" shall mean the twelve (12) month period preceding the Separation Date.

(iii)   "Direct Competitor" shall mean any company that manufactures, is developing, or sells female condoms.

12.   Confidential Information.

(a)   Definitions.  For purposes of this Agreement, "Confidential Information" means information, to the extent it is not a trade secret, that is possessed by or developed for Company and/or its related entities and that relates to the business or technology of Company and/or its related entities, including but not limited to compounds, formulations, strategic plans, methods, products, procedures, processes, techniques, designs, job organization systems, business plans and strategies, existing or proposed bids, bidding strategies, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans and strategies, pricing and cost information, negotiation strategies, sales strategies and plans, training information and materials, Company employee compensation and other Company employee information, customer or potential customer lists, customer purchasing history, information generated for customer engagements, and other similar confidential and proprietary information.  Confidential Information also includes information received by Company from others which Company has an obligation to treat as confidential, including information obtained in connection with customer engagements.  Confidential Information shall not include information that is or becomes available to the public through no wrongful act or omission of Employee or any other person under a duty of confidentiality to Company.

(b)   Nondisclosure.  Employee agrees that for 24 months following the Separation Date, Employee will not, directly or indirectly, in any capacity, use or disclose, or cause to be used or disclosed, in any geographic area in which or to any person or entity to which such use or disclosure could harm the business interests of Company, any Confidential Information.  This provision does not prohibit Employee's use of general skills acquired prior to or during employment by Company, as long as such use does not involve the use or disclosure of Confidential Information or trade secrets of the Company or any of its related entities.

13.   Trade Secrets.  Notwithstanding the provisions of paragraph 12, the parties agree that nothing in this Agreement shall be construed to limit or negate any statutory or common law of torts or trade secrets, where such law provides Company or any of its related entities with broader protection than that provided in this Agreement.  Employee shall not use or disclose the trade secrets of Company or any of its related entities as long as they remain trade secrets.

14.   Specific Performance.  Employee acknowledges and agrees that irreparable injury to Company may result in the event that Employee breaches any covenant in this Agreement, and that the remedy at law for the breach of any such covenant will be inadequate.  If Employee engages in any act in violation of any provision of paragraph 11, 12, or 13, Employee agrees that Company shall be entitled, in addition to such other remedies and damages that may be available to it by law or under this Agreement, to injunctive relief to enforce such provisions without the necessity of posting a bond and its costs, expenses and attorney fees incurred in enforcing such provisions.  Employee acknowledges and agrees that any forfeiture of Employee's right to receive the Separation Payment as provided in paragraph 4(b)(i) of this Agreement does not preclude the Company from seeking injunctive relief or other remedies and damages as provided by this paragraph 14.

15.   Non-Disparagement.  Employee agrees to maintain a positive and constructive attitude and demeanor towards the Company, its directors, officers, shareholders, employees and agents, and agrees to refrain from making derogatory comments or statements of a negative nature about the Company, its directors, officers, shareholders, employees and agents, to anyone, including, but not limited to, current and former Company customers, employees, suppliers, vendors, and referral sources.  The Directors of the Company agree to maintain a positive and constructive attitude and demeanor toward Employee and refrain from making derogatory comments or statements of a negative nature about her to anyone.

16.   Return of Company Property.  Upon Company's request, no later than the Separation Date, Employee agrees that Employee will return any and all Company records, files, keys, keyless entry cards, documents, confidential or proprietary information, computer equipment, CDs, computer software programs, vehicles, credit cards and any other property owned by or belonging to the Company or any of its related entities in Employee's possession or under Employee's control without any originals or copies being kept by Employee or conveyed to any other person.

17.   No Representations as Employee.  After the Separation Date, Employee agrees that Employee will not represent herself as being a current employee, officer, attorney, agent or representative of Company for any purpose.  Within 48 hours of the Separation Date, Employee specifically agrees to update any and all social media accounts the Employee accesses, uses or maintains to remove any reference to Employee being a current employee of the Company.  For purposes of this paragraph 17, social media accounts include, without limitation, Facebook, LinkedIn and Twitter.

18.   No Injuries.  Employee acknowledges and agrees that Employee has reported to Company management any and all workplace injuries (if any) sustained by Employee during Employee's employment with the Company and that Employee is not aware of any facts that would give rise to a worker's compensation claim that has not already been properly reported.

19.   Binding Agreement.  This Agreement shall be binding upon Employee and upon Employee's heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of the Releasees and to their heirs, administrators, representatives, executors, successors and assigns.  This Agreement shall be binding upon the Releasees and their heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of Employee and her heirs, administrators, representatives, executors, successors and assigns.

20.   Severability.  It is understood and agreed that the provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions herein shall not affect the validity and enforceability of the other provisions herein.

21.   Complete and Exclusive Agreement.  The parties understand and agree that this Agreement is final and binding and constitutes the complete and exclusive statement of the terms and conditions of settlement, that no representations or commitments were made by the parties to induce this Agreement other than as expressly set forth herein and that this Agreement is fully understood by the parties.  This Agreement supersedes any and all prior agreements relating to Employee's employment and compensation, including but not limited to the Employee's July 10, 2014 offer letter and the Change in Control Agreement dated July 10, 2014. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by the party against whom enforcement is sought.

22.   Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  Signatures to this Agreement transmitted by facsimile, by electronic mail in portable document format (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

23.   Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.  Any controversy between Company and Employee arising under or relating to this Agreement shall be determined by a state or federal court located in Cook County, Illinois, and the parties agree not to present any such controversy to any other court or forum.  The parties expressly consent to the exclusive jurisdiction of a state or federal court located in Cook County, Illinois.

24.   Consideration Period.  Employee represents and agrees that Employee has had the opportunity and time to consult with legal counsel concerning the provisions of this Agreement, and that the Company has given Employee up to twenty-one (21) days to consider this Agreement.  Any changes made to this Agreement before Employee signs it, whether material or immaterial, will not restart the 21-day consideration period.  Employee understands and agrees that if Employee does not return the signed Agreement by the close of business on the 22nd day after Employee receives this Agreement, this Agreement will be automatically revoked by the Company and amounts payable hereunder shall be forfeited.  Employee further understands and agrees that if Employee does not return the signed Exhibit A by the close of business on the 10th day after the date on which Employee signs the Agreement, this Agreement will be automatically revoked by the Company and amounts payable hereunder shall be forfeited.

25.   Employee Right to Revoke.  Employee may revoke the Agreement within seven (7) calendar days of Employee's signing of the Agreement.  For this revocation to be effective, written notice must be received by O.B. Parrish, Chairman of the Board and Chief Executive Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654, no later than the seventh calendar day after Employee signs the Agreement.

26.   Company Right to Revoke.  The parties understand and agree that the Company has the right to revoke its offer at any time prior to Employee's signing of this Agreement and return of it to the Company, for any reason including, without limitation, Employee's making of derogatory comments or statements of a negative nature about the Company, its directors, officers, shareholders, employees and agents to anyone, including, but not limited to, current and former Company customers, employees, suppliers, vendors, and referral sources.

27.   Code Section 409A.  This Agreement is intended to satisfy the requirements for the deferral of compensation under section 409A of the Internal Revenue Code of 1986, as amended (the "Code") or an exemption thereunder.  All terms used in this Agreement shall be interpreted to the maximum extent possible to satisfy Code section 409A.  Notwithstanding anything herein to the contrary, payments provided under this Agreement may be made upon a permissible payment event in a manner that complies with Code section 409A or an applicable exemption.  Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.  Any separate payment or benefit under this Agreement or otherwise that may be excluded from Code section 409A as separation pay, a short-term deferral or any other applicable exemption or provision of Code section 409A shall be excluded from Code section 409A to the maximum extent possible.  Notwithstanding anything herein to the contrary, the Company may amend this Agreement without the consent of Employee to add, alter or remove any provision that the Company deems necessary, appropriate or advisable to comply with Code section 409A.  If there is more than one way to add, alter or remove a provision to comply with Code section 409A, the Company shall have the discretion to choose the alternative it believes to be in the best interest of Employee and the Company.

28.   Acknowledgment.  The undersigned parties acknowledge and agree that they have carefully read the foregoing document, that a copy of the document was available to them prior to execution, that they understand its contents including its release of claims, that they have been given the opportunity to ask any questions concerning the Agreement and its contents, and have signed this Agreement as their free and voluntary act.

29.   Miscellaneous.

(a)   All provisions in this Agreement, including subparagraphs, are severable, and the unenforceability of any provision shall not affect the enforceability of any other provision.  The parties agree that each covenant contained in paragraphs 11, 12, and 13 is separate and independent.  If any provision of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of the Agreement, valid and enforceable.  If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions, which shall be enforced as if the offending provision had not been included in this Agreement.

(b)   Company may assign this Agreement to a successor entity without notification to, or the consent of, Employee.  This Agreement shall be binding upon Employee, and shall inure to the benefit of Company, its successors and assigns.

(c)   The failure by Company to enforce any right or remedy available to it under this Agreement shall not be construed to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure.  No waiver of rights under this Agreement shall be effective unless made in writing with specific reference to this Agreement.

(d)   Until such time as Employee has performed all of Employee's obligations hereunder, Employee agrees:  (i) that Company may notify any third party about Employee's obligations under this Agreement and (ii) to provide Company with information, including but not limited to, supplying details of Employee's subsequent employment sufficient to verify that Employee has not breached, or is not breaching, any covenant in this Agreement.

(e)   Only as to any portion(s) of any prior agreement(s) that concern(s) the specific subject matter contained in this Agreement, this Agreement supersedes any prior agreement concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement, both parties agree that any such predecessor agreement shall be deemed null and void.  Unless contained herein, no representation, promise or agreement concerning the specific subject matter contained in this Agreement shall be binding on Company.  This Agreement may not be modified orally or by conduct.  Any modification of this Agreement must be in a writing that refers to this Agreement and is signed by both parties.

(f)   Each party acknowledges and agrees that if such party breaches this Agreement, then, to the extent permitted by law, such party will be liable to the other parties for the costs incurred in enforcing its rights under this Agreement, including the non-breaching party's reasonable attorneys' fees.

[Reminder of page intentionally left blank.  Signature pages to follow.]

IN WITNESS WHEREOF, the parties herein executed this Separation Agreement and General Release as of the date appearing next to their signatures.

THE FEMALE HEALTH COMPANY
Date: February 9, 2016	By: /s/ O.B. Parrish O.B. Parrish, Chairman and CEO

CAUTION: THIS IS A RELEASE.  THE COMPANY HEREBY
ADVISES EMPLOYEE TO CONSULT WITH AN ATTORNEY AND READ IT BEFORE SIGNING.  THIS AGREEMENT MAY BE REVOKED
IN WRITING BY EMPLOYEE WITHIN SEVEN (7) CALENDAR DAYS OF EMPLOYEE'S EXECUTION OF THE DOCUMENT.

Date: February 6, 2016	/s/ Susan Ostrowski Susan Ostrowski

EXHIBIT A

SEVEN DAY RIGHT TO REVOCATION

ACKNOWLEDGMENT FORM

I, Susan Ostrowski, hereby acknowledge that The Female Health Company has tendered a Separation Agreement and General Release offer which I voluntarily agreed to accept on __________, 2016, a date at least seven calendar days prior to today's date.

I certify that seven calendar days have elapsed since my voluntary acceptance of the above-referenced offer (i.e., seven days have elapsed since the above date), and that I have voluntarily chosen not to revoke my acceptance of the above-referenced Separation Agreement and General Release.

Signed this ___ day of _____________, 2016 at ___________, ___________.

__________________________
Susan Ostrowski

EXHIBIT B

RELEASE AND WAIVER
OF INTERIM CLAIMS FORM

By this writing, I, Susan Ostrowski, hereby signify my release and waiver of any and all claims that I may have, which arose during the period following my execution of the Separation Agreement and General Release offer between myself and The Female Health Company (the "Company") and through March 31, 2016 (the "Separation Date"), as set forth more fully in paragraph 4(b) of the Separation Agreement and General Release.  I further acknowledge and agree that I have received from the Company and its related entities all salary, fringe benefits (including without limitation by enumeration profit sharing, expense reimbursement, and $29,354.04  (gross), less tax withholding and all required deductions, an amount representing 34 unused vacation days and 2 unused personal days as of the Separation Date) and all other compensation owed to me by the Company through and including the Separation Date.

I further acknowledge and agree that I have reported to the Company any and all workplace injuries (if any) sustained by me during the Interim Period and that I am not aware of any facts that would give rise to a worker's compensation claim that has not already been properly reported.

Signed this ___ day of _____________, 2016 at ___________, ____________.